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	Harborview 2004-1 Marketing Pool South Carolina Loans
	Various Cutoff Dates, Dates rolled to 03/01/04

Total Current Balance:	41,120,583
Number Of Loans:	93

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
PROPERTY ZIP/ STATE	Mortgage Loans	the Cutoff Date	the Cutoff Date
29928 Fairfield, SC	30	17,751,114.46	43.17
29926 Hilton Head Island, SC	32	12,527,445.93	30.47
29910 Okatie, SC	13	3,665,829.81	8.91
29401 Charleston, SC	3	2,757,250.00	6.71
29451 Dewees Island, SC	1	747,806.10	1.82
29907 Beaufort, SC	2	649,545.48	1.58
29464 Mount Pleasant, SC	1	589,038.55	1.43
29403 Charleston, SC	1	490,943.54	1.19
29492 Wando, SC	1	339,068.35	0.82
29906 Burton, SC	1	300,000.00	0.73
29936 Ridgeland, SC	1	282,750.00	0.69
29909 Okatie, SC	2	276,190.18	0.67
29715 Tega Cay, SC	1	202,000.00	0.49
29611 Greenville, SC	1	192,760.74	0.47
29920 Frogmore, SC	1	135,795.00	0.33
29680 Simpsonville, SC	1	132,263.18	0.32
29302 Spartanburg, SC	1	80,781.36	0.20
Total	93	41,120,582.68	100.00